EXHIBIT  23.3



                        INDEPENDENDT AUDITORS' CONSENT


The  Board  of  Directors
Ugly  Duckling  Corporation

We consent to the incorporation by reference in the Registration Statements (Form S-8 Registration No. 33-06615) pertaining to the Ugly Duckling Corporation Director Incentive Plan and (Form S-8 Registration No. 33-08457) pertaining to the Ugly Duckling Corporation Long-Term Incentive Plan of Ugly Duckling Corporation of our report dated February 10, 1997 with respect to the combined balance sheet of Seminole
Finance Corporation and Related Companies as of December 31, 1995 and the related combined statements of operations, stockholder's equity (deficit), and cash flows for the year ended December 31, 1995 and to the inclusion in the Post Effective Amendment No. 1 to Form S-1 (Registration No. 333-22237) of Ugly Duckling Corporation dated June 20, 1997 (including Prospectus Supplement No. 2 (pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended) to be filed by Ugly Duckling Corporation with the Securities and Exchange Commission after the date hereof).





                                        /s/  Barton  &  Company,  P.A.
                                        Certified  Public  Accountants

St.  Petersburg,  Florida
June  19,  1997